Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Aspen Aerogels, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Amendment no.1 to Annual Report for the year ended December 31, 2025 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 23, 2026	/s/ Donald R. Young
Donald R. Young
President and Chief Executive Officer
(principal executive officer)

Dated: March 23, 2026	/s/ Grant Thoele
Grant Thoele
Chief Financial Officer and Treasurer
(principal financial officer)